UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
February 3, 2011

Unigene Laboratories, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-16005	22-2328609
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

81 Fulton Street, Boonton, New Jersey		07005
(Address of principal executive offices)		(Zip Code)

(973) 265-1100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On February 3, 2011, the Board of Directors (the “Board”) of Unigene Laboratories, Inc. (the “Company”) approved, after considering the recommendation of the Compensation Committee (the “Committee”) of the Board, the 2011 Key Employee Performance and Retention Plan (the “Retention Plan”).  Certain designated Company employees will participate in the Retention Plan and each such employee will execute a Retention Bonus Agreement (“Bonus Agreement”).  The following Company officers, among others, will participate in the Retention Plan: Greg Mayes - Vice President, Corporate Development and General Counsel, Alex Martin - Vice President, Business Development and Commercial Operations, Nozer Mehta - Vice President of Biological R&D, Paul Shields - Vice President, Manufacturing, William Steinhauer, Vice President of Finance, Jenene Thomas - Vice President, Investor Relations and Corp. Communications, and Roxanne Tavakkol - Vice President - Global Regulatory Affairs.

As detailed in the Bonus Agreement, if a Transaction (as described below) occurs between January 1, 2011 and December 31, 2013, on December 31, 2013 (the “Bonus Payment Date”) each Retention Plan participant will become eligible to receive a bonus equal to fifty percent (50%) of their then current annual base salary.  The bonus will be payable in cash or stock equivalents within thirty (30) days of the Bonus Payment Date, subject to the Committee’s sole discretion and the participant’s continued employment with the Company on the Bonus Payment Date.  A Transaction will occur when and if the Company has completed a transaction involving (i) the sale or licensing of Company intellectual property, know-how and/or technology, and/or (ii) the sale, licensing or partnering of a Company therapeutic asset (other than Fortical), either or both of which results in the Company’s receipt of at least $10 million cash proceeds.  In addition, if a Transaction precedes a change of control (as defined in the Bonus Agreement) and both the Transaction and the change of control occur prior to the Bonus Payment Date, participants will be eligible to receive a Retention Plan bonus within thirty (30) days of such change of control.

The descriptions of the Retention Plan and the Bonus Agreement above do not purport to be complete and are qualified in their entirety by reference to documents that will be filed by the Company in the future in accordance with the Securities Exchange Act of 1934, as amended.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIGENE LABORATORIES, INC.

	By:	/s/ Gregory T. Mayes
Gregory T. Mayes, Vice President
Corporate Development and General Counsel
Date: February 7, 2011